Exhibit (e)(2)

Amendment No. 6 to Amended and Restated Distribution Agreement

This Amendment No. 6, dated as of September 9, 2021 (the “Effective Date”), to the Amended and Restated Distribution Agreement (this “Amendment”), by and between ETF Managers Trust, a Delaware statutory trust (the “Trust”), and ETFMG Financial, LLC, a New Jersey limited liability company, having its principal place of business at 30 Maple Street, Suite 2, Summit, New Jersey 07901 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into an Amended and Restated Distribution Agreement dated as of December 26, 2017, as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the Agreement to add three new Funds to be offered under the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Effective as of September 9, 2021, Appendix A (List of Fund(s)) of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A (List of Fund(s)) attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

ETF MANAGERS TRUST	ETFMG FINANCIAL LLC

By: /s/ Sam Masucci	By: /s/ Sam Masucci
Name: Sam Masucci	Name: Sam Masucci
Title: CEO & CMO	Title: CEO

Exhibit (e)(2)

APPENDIX A

LIST OF FUND(S)

Fund	Ticker Symbol
ETFMG Prime Cyber Security ETF	HACK
ETMFG Prime Junior Silver Miners ETF	SILJ
ETFMG Prime Mobile Payments ETF	IPAY
ETFMG Alternative Harvest ETF	MJ
BlueStar Israel Technology ETF	ITEQ
Etho Climate Leadership U.S. ETF	ETHO
Wedbush ETFMG Global Cloud Technology ETF	IVES
Wedbush ETFMG Video Game Tech ETF	GAMR
AI Powered Equity ETF	AIEQ
ETFMG Sit Ultra Short ETF	VALT
ETFMG Travel Tech ETF	AWAY
ETFMG Treatments Testing and Advancements ETF	GERM
ETFMG U.S. Alternative Harvest ETF	MJUS
ETFMG 2X Daily Alternative Harvest ETF	MJXL
ETFMG 2X Daily Video Game Tech ETF	GAMX
ETFMG Prime 2X Daily Junior Silver Miners ETF	SILX
ETFMG Prime 2X Daily Inverse Junior Silver Miners ETF	SINV
ETFMG 2x Daily Travel Tech ETF	AWYX
ETFMG 2X Daily Inverse Alternative Harvest ETF	MJIN
ETFMG Breakwave Sea Decarbonization Tech ETF	BSEA
ETFMG Prime Real Estate Tech ETF	HHH